Exhibit 23.2

                                                                 Arthur Andersen

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 2001, included in Fulton Financial Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

Lancaster, Pennsylvania
January 7, 2002                                 Arthur Andersen LLP